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As Filed with the Securities and Exchange Commission on September 6, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CARLISLE COMPANIES INCORPORATED

(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of Incorporation or Organization)	31-11680055 (I.R.S. Employer Identification No.)

13925 BALLANTYNE CORPORATE PLACE
SUITE 400
CHARLOTTE, NORTH CAROLINA 28277
(704) 501-1100
(address, including zip code, of principal executive offices)

CARLISLE COMPANIES INCORPORATED NON-EMPLOYEE DIRECTORS
STOCK OPTION PLAN
(Full Title of the Plan)

STEVEN J. FORD, ESQ.
VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
13925 BALLANTYNE CORPORATE PLACE, SUITE 400
CHARLOTTE, NORTH CAROLINA 28277
(704) 501-1100
(name, address, including zip code, and telephone number,
including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)

Common Stock(1), $1.00 per value	200,000 shares	$43.295	$8,659,000	$796.63

(1)
This Registration Statement also covers such indeterminable number of additional shares as may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions pursuant to the terms of the Plan.

(2)
Estimated solely for the purpose of calculating the restriction fee pursuant to Rule 457(h), based upon the average of the high and low prices of a share of the Registrant's Common Stock for September 4, 2002 as reported on the New York Stock Exchange. In connection with the Registrant's filing of Registration Statement No. 333-71028, Registrant paid a registration fee of $87,500.00. The actual fee was $32,200, resulting in an unused balance of $55,300.00 for future filings. Registrant intends to apply this balance to the registration fee payable in connection with the filing of this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The documents containing the information specified in Part I of the General Instructions to the Registration Statement on Form S-8 will be sent or given to directors of the Registrant participating in the Plan as required by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated herein by reference pursuant to Item 3 of Part II of this Registration Statement together constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act (the "Prospectus").

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPROATION OF DOCUMENTS BY REFERENCE.

        The following documents filed with the Securities and Exchange Commission (the "Commission") by Carlisle Companies Incorporated (the "Registrant" or the "Company") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are hereby incorporated by reference in this Registration Statement:

          (a) Annual Report on Form 10-K for the year ended December 31, 2001;

          (b) Quarterly Reports on Form 10-Q for the quarter ended March 31, 2002 and June 30, 2002;

          (c) Current Report on Form 8-K dated May 8, 2002; and

          (d) The description of the Registrant's common stock, par value $1.00 per share (the "Common Stock"), contained in the Registrant's Registration Statement on Form S-4 (Registration Statement No. 33-3661) filed with the Commission on February 28, 1986, as amended.

        All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of the Registration Statement and the prospectus to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or Prospectus.

ITEM 4. DESCRIPTION OF SECURITIES.

        The information required by Item 4 is not applicable to this Registration Statement.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Steven J. Ford, Vice President, Secretary and General Counsel of the Company, who has provided the opinion of counsel required by Item 601(b)(5) of Regulation S-K, was, as of August 31, 2002, the beneficial owner of 41,613 shares of the Company's common stock, including 37,833 shares subject to acquisition by exercise of stock options within sixty (60) days and 1,099 shares allocated to his account under the Company's Employee Incentive Savings Plan.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the General Corporation Law of Delaware authorizes the Company to indemnify its directors and officers under specified circumstances. The restated certificate of incorporation of the Company provides for indemnification of its officers and directors to the full extent authorized by law.

        Section 145 of the General Corporation Law of Delaware also authorizes the Company to indemnify persons who serve as directors or officers of the Company at the request of the Company under specified circumstances. The restated certificate of incorporation of the Company provides in effect that the Company shall provide certain indemnification to such persons.

        The directors and officers of the Company are insured, under policies of insurance maintained by the Company within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        The information required by Item 7 is not applicable to this Registration Statement.

ITEM 8. EXHIBITS.

Exhibit Number	Description
*5	Opinion of Steven J. Ford regarding the legality of the securities being registered hereunder.
**10
Carlisle Companies Incorporated Non-Employee Stock Option Plan, dated as of December 1, 1999, as amended and restated as of February 6, 2002 (filed as an exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2001).
*23.1	Consent of Steven J. Ford (included in the opinion filed as Exhibit 5 to this Registration Statement).
*23.2	Consent of Arthur Andersen LLP (not included pursuant to Rule 437a of the Securities Act of 1933).
*24	Power of Attorney (set forth on the signature page contained in Part II of this Registration Statement).

*
Filed herewith

**
Incorporated by reference

ITEM 9. UNDERTAKINGS.

        (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, State of New York, on September 6, 2002.

CARLISLE COMPANIES INCORPORATED
By:	/s/ KIRK F. VINCENT Kirk F. Vincent Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

POWER OF ATTORNEY

        Each person signing below also hereby appoints Richmond D. McKinnish, Kirk F. Vincent and Steven J. Ford, his or her lawful attorney-in-fact with full power to execute and file any amendments to the Registration Statement, and generally to do all such things, as such attorney-in-fact may deem appropriate to enable Carlisle Companies Incorporated to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title	Date

/s/ RICHMOND D. MCKINNISH Richmond D. McKinnish	President, Chief Executive Officer and a Director (Principal Executive Officer)	September 6, 2002
/s/ KIRK F. VINCENT Kirk F. Vincent	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 6, 2002
/s/ STEPHEN P. MUNN Stephen P. Munn	Chairman of the Board of Directors and a Director	September 6, 2002
/s/ DONALD G. CALDER Donald G. Calder	Director	September 6, 2002
/s/ PAUL J. CHOQUETTE, JR. Paul J. Choquette, Jr.	Director	September 6, 2002

/s/ PETER L.A. JAMIESON Peter L.A. Jamieson	Director	September 6, 2002
/s/ PETER F. KROGH Peter F. Krogh	Director	September 6, 2002
/s/ ANTHONY W. RUGGIERO Anthony W. Ruggiero	Director	September 6, 2002
/s/ ERIBERTO R. SCOCIMARA Eriberto R. Scocimara	Director	September 6, 2002
/s/ ROBIN W. STERNBERGH Robin W. Sternbergh	Director	September 6, 2002
/s/ MAGALEN C. WEBERT Magalen C. Webert	Director	September 6, 2002

EXHIBIT INDEX

Exhibit Number	Description
*5	Opinion of Steven J. Ford regarding the legality of the securities being registered hereunder.
**10
Carlisle Companies Incorporated Non-Employee Director Stock Option Plan, dated as of December 1, 1999, as amended and restated as of February 6, 2002 (filed as an exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2001).
*23.1	Consent of Steven J. Ford (included in the opinion filed as Exhibit 5 to this Registration Statement).
*23.2	Consent of Arthur Andersen LLP (not included pursuant to Rule 437a of the Securities Act of 1933).
*24	Power of Attorney (set forth on the signature page contained in Part II of this Registration Statement).

*
Filed herewith

**
Incorporated by reference

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PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX